Exhibit 10.88
Chordiant Software, Inc.

Amended and Restated 1999 Non-Employee
Directors’ Stock Option Plan

Restricted Stock Award Grant Notice
For Non-U.S. Directors

Chordiant Software, Inc. (the “Company”), pursuant to its 1999 Amended and Restated Non-Employee Directors’ Stock Option Plan (the “Plan”), hereby awards to Participant the award of shares of restricted stock of the Company (the “Award”) set forth below.  This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement (the “Award Agreement”) (including any appendix to the Award Agreement for Participant’s country (the “Appendix”)) and the Plan, all of which are attached hereto and incorporated herein in their entirety.  Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Plan.  In the event of any conflict between the terms set forth herein and the Plan, the terms of the Plan shall control.

Participant:
Date of Grant:
Vesting Commencement Date:	Date of Grant
Number of Shares Subject to Award:	[ ] shares of Common Stock
Consideration:	Participant’s past services

Vesting Schedule:   Subject to the Participant’s Continuous Service, this Award shall vest in full on the earlier of (a) the first anniversary of the most recent Annual Meeting and (b) the date of the first Annual Meeting following the Date of Grant.

Additional Terms/Acknowledgements:  The undersigned Participant acknowledges receipt of, and understands and agrees to, this Award Grant Notice, the Award Agreement (including any Appendix) and the Plan (collectively, the “Award Documents”) and has received the Plan prospectus.  Participant further acknowledges that, as of the Date of Grant, the Award Documents set forth the entire understanding between Participant and the Company with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

Chordiant Software, Inc.		Participant:

By:
	Signature	Signature

Title:		Date:

Date:

Attachments:	Restricted Stock Award Agreement (including any Appendix), 1999 Amended and Restated Non-Employee Directors’ Stock Option Plan

Attachment I

Chordiant Software, Inc.
Amended and Restated 1999 Non-Employee
Directors’ Stock Option Plan

Restricted Stock Award Agreement
For Non-U.S. Directors

Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) and this Restricted Stock Award Agreement (the “Award Agreement”), including any appendix for your country (the “Appendix”), Chordiant Software, Inc. (the “Company”) has awarded you, pursuant to its 1999 Amended and Restated Non-Employee Directors’ Stock Option Plan (the “Plan”), the Award as indicated in the Grant Notice.  Unless otherwise defined herein or in the Grant Notice, capitalized terms shall have the meanings set forth in the Plan.

The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1. Entitlement to Shares.

(a) Award.  The Award shall be as set forth in the Grant Notice.  By signing the Grant Notice, you hereby agree to acquire from the Company, and the Company hereby agrees to issue to you, the aggregate number of shares of Common Stock specified in your Grant Notice for the consideration set forth in Section 1(c) below, and subject to all of the terms and conditions of this Award Agreement and the Plan.  You may not acquire less than the aggregate number of shares specified in the Grant Notice.

(b) Closing.  You will acquire the shares by delivering your Grant Notice, executed by you in the manner required by the Company, to the Corporate Secretary of the Company, or to such other person as the Company may designate, during regular business hours, on the date that you have executed the Grant Notice (or at such other time and place as you and the Company may mutually agree upon in writing) (such date, not later than thirty (30) days following the Grant Date, the “Closing Date”) along with any consideration, other than your services, if any, required to be delivered by you by law on the Closing Date and such additional documents as the Company may then require.  The Company will direct the transfer agent for the Company to deliver to Escrow Agent (as defined in Section 8 below) pursuant to the terms of Section 8 below, the certificate or certificates evidencing the shares of Common Stock being acquired by you.  You acknowledge and agree that any such shares may be held in book entry form directly registered with the transfer agent or in such other form as the Company may determine.

(c) Consideration.  Unless otherwise required by law, the shares of Common Stock to be delivered to you on the Closing Date shall be deemed paid, in whole or in part in exchange for the services rendered or to be rendered by you to the Company or an Affiliate in the amounts and to the extent required by law.  In the event additional consideration is required by law so that the Common Stock acquired under this Award Agreement is deemed fully paid and nonassessable, the Board shall determine the amount and character of such additional consideration to be paid.

(d) Vesting.  The Award shall be subject to vesting in accordance with the Vesting Schedule set forth on the Grant Notice, as modified by this Section 1(d).  Shares acquired by you that have vested in accordance with the Vesting Schedule set forth in the Award Documents are “Vested Shares.”  Shares acquired by you pursuant to this Award Agreement that are not Vested Shares are “Unvested Shares.”

(i) Termination of Continuous Service; Reacquisition Right. The Company shall simultaneously with the termination of your Continuous Service automatically reacquire (the “Reacquisition Right”) for no consideration all of the Unvested Shares, unless the Company agrees to waive its Reacquisition Right as to some or all of the Unvested Shares.  Any such waiver shall be exercised by the Company by written notice to you or your representative (with a copy to Escrow Agent, as defined below) within ninety (90) days after the termination of your Continuous Service, and Escrow Agent may then release to you the number of Unvested Shares not being reacquired by the Company.  If the Company does not waive its Reacquisition Right as to all of the Unvested Shares, then upon such termination of your Continuous Service, Escrow Agent shall transfer to the Company the number of Unvested Shares the Company is reacquiring.  The Reacquisition Right shall expire when all of the shares have become Vested Shares.  Notwithstanding the foregoing, the Company shall not exercise its Reacquisition Right for such period of time following your acquisition of the shares of Common Stock issued pursuant to this Award as necessary to avoid a charge to earnings for financial accounting purposes, as determined in good faith by the Board.

(ii) Accelerated Vesting on Change in Control.   In the event of a: (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, in each case other than a merger or consolidation for the purpose of a change in domicile, and provided you remain in Continuous Service with the Company as of immediately prior to such transaction, then the vesting of this Award will be automatically accelerated in full as of immediately prior to such transaction.

(iii) Assumption of Award.  As provided in Section 12(B) of the Plan, in the event of a transaction described in Section 12(B) of the Plan, the Reacquisition Right may be assigned by the Company to the successor of the Company (or such successor’s parent corporation), if any, in connection with such transaction.  To the extent the Reacquisition Right remains in effect following such transaction, it shall apply to the new capital stock or other property received in exchange for the Common Stock in consummation of such transaction.

2. Holding Period.  You agree that you will not sell or otherwise transfer (excluding transfers to certain family trusts as provided in Section 7 below) any of the shares of Common Stock issued under the Award until the earlier of (1) the second anniversary of the vesting date of the Award, (2) the closing of a transaction described in Section 1(d)(ii)  above, (3) the certification by the Board that you have suffered an Unforeseeable Emergency or (4) the termination of your Continuous Service as a result of death or Disability (such period, the “Holding Period”).  Shares sold or withheld by the Company to cover applicable withholding for Tax-Related Items (as defined in Section 3 below) will not be deemed a violation of the Holding Period.  The shares of Common Stock issued pursuant to this Award shall be endorsed with appropriate legends as determined by the Company and subject to escrow (as provided in Section 8 below) in order to enforce the provisions of this Section 2, and you will enter into such other arrangements as determined reasonably necessary by the Company in order to enforce the provisions of this Section 2.

3. Withholding Obligations.

(a) Regardless of any action the Company or an Affiliate takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or an Affiliate.  You acknowledge that the Company and/or any Affiliate (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant or vesting of the Award, the issuance of shares of Common Stock, the expiration of the Reacquisition Right and the Holding Period, the sale of shares of Common Stock acquired under the Plan and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.  Further, if you have become subject to tax in more than one jurisdiction between the Date of Grant set forth in the Grant Notice and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or an Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to any relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company and/or an Affiliate to satisfy all Tax-Related Items.  In this regard, you authorize the Company and/or an Affiliate, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)	withholding from your wages or other cash compensation paid to you by the Company and/or an Affiliate; or

(ii)	causing you to tender a cash payment to the Company in the amount of the Tax-Related Items; or

(iii)
withholding from proceeds of the sale of shares of Common Stock issued to you upon vesting of the Award pursuant to you entering into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares of Common Stock subject to the Award to satisfy the Tax-Related Items and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax-Related Items directly to the Company and/or an Affiliate; or

(iv)	withholding shares of Common Stock from the shares of Common Stock otherwise issuable to you in connection with the Award with a Fair Market Value equal to the amount of the Tax-Related Items.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the Award, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.

(c) Unless the withholding obligations of the Company and/or any Affiliate with regard to all Tax-Related Items are satisfied, the Company shall have no obligation to deliver any shares of Common Stock to you.  Finally, you agree to indemnify and hold the Company and/or any Affiliate harmless from any failure by the Company and/or any Affiliate to withhold the proper amount.

4. Rights as Stockholder. Subject to the provisions of this Award Agreement, you shall have the right to exercise all rights and privileges of a stockholder of the Company with respect to the shares of Common Stock deposited in the Joint Escrow (as defined in Section 8 below).  You shall be deemed to be the holder of the shares of Common Stock for purposes of receiving any dividends that may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of the shares are Unvested Shares.

5. Capitalization Adjustments; Dividends.  The number of shares of Common Stock subject to your Award will be adjusted from time to time for capitalization adjustments, as provided in Section 12(A) of the Plan.  Any shares, cash or other property received in respect of the shares of Common Stock subject to this Award, whether pursuant to an adjustment made under Section 12(A) or otherwise, will be subject to the terms and conditions of this Award to the extent such terms are then applicable to such shares of Common Stock.

6. Securities Law Compliance.  The grant of your Award and the issuance of any shares of Common Stock pursuant to an Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  You may not be issued any shares of Common Stock pursuant to an Award if the issuance of shares of Common Stock would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  In addition, you may not be issued any shares of Common Stock pursuant to an Award unless (i) a registration statement under the Securities Act shall at the time of issuance be in effect with respect to the shares of Common Stock or (ii) in the opinion of legal counsel to the Company, the shares of Common Stock may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  YOU ARE CAUTIONED THAT THE SHARES OF COMMON STOCK MAY NOT BE ISSUED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Common Stock pursuant to an Award shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the issuance of any shares of Common Stock pursuant to an Award, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

7. Transferability.  Your Award and any Unvested Shares and any Vested Shares subject to the Holding Period are not transferable, except by will or by the laws of descent and distribution.  Notwithstanding the foregoing, you may transfer such shares of Common Stock to a trust for the benefit of you or your “immediate family,” provided that each such transferee agrees in a writing satisfactory to the Company that the provisions of this Award Agreement (including but not limited to Section 2 and Section 8) will continue to apply to the transferred shares in the hands of such transferee, and provided further that following such transfer, you continue to be deemed to be the “beneficial owner” of the shares for purposes of the Exchange Act.  As used herein, the term “immediate family” will mean your spouse, brother or sister, adopted child or grandchild, or the spouse of your child, adopted child, grandchild or adopted grandchild.  In addition, by delivering written notice to the Company, in a form satisfactory to the Company, you may instruct the Company to distribute shares of Common Stock upon release from escrow to a spouse or former spouse pursuant to a domestic relations order (or equivalent order under local law).

8. Escrow of Unvested Shares. As security for your faithful performance of the terms of this Award Agreement (including Section 2) and to insure the availability for delivery of your Common Stock upon execution of the Reacquisition Right, you agree to the following “Joint Escrow” and “Joint Escrow Instructions,” and you and the Company hereby authorize and direct the Corporate Secretary of the Company or the Corporate Secretary’s designee (“Escrow Agent”) to hold the documents delivered to Escrow Agent pursuant to the terms of this Award Agreement and of your Grant Notice, in accordance with the following Joint Escrow Instructions:

(a) In the event you cease your Continuous Service, the Company shall pursuant to the Reacquisition Right, automatically reacquire for no consideration all Unvested Shares, as of the date of such termination, unless the Company elects to waive such right as to some or all of the Unvested Shares.  If the Company elects to waive the Reacquisition Right, the Company will give you and Escrow Agent a written notice specifying the number of Unvested Shares not to be reacquired. You and the Company hereby irrevocably authorize and direct Escrow Agent to close the transaction contemplated by such notice as soon as practicable following the date of termination of Continuous Service in accordance with the terms of this Award Agreement and the notice of waiver, if any.

(b) Vested Shares shall be delivered to you upon your request given in the manner provided in Section 16 for providing notice.

(c) At any closing involving the transfer or delivery of some or all of the property subject to the Grant Notice and this Award Agreement, Escrow Agent is directed (i) to date any stock assignments necessary for the transfer in question, (ii) to fill in the number of shares being transferred, and (iii) to deliver the same, together with the certificate, if any, evidencing the shares of Common Stock to be transferred, to you or the Company, as applicable.

(d) You irrevocably authorize the Company to deposit with Escrow Agent the certificates, if any, evidencing shares of Common Stock to be held by Escrow Agent hereunder and any additions and substitutions to such shares as specified in this Award Agreement.  You hereby irrevocably constitute and appoint Escrow Agent as your attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction contemplated herein.

(e) This escrow shall terminate upon the later of (i) the expiration or application in full of the Reacquisition Right and (ii) the expiration of the Holding Period, and the completion of the tasks contemplated by these Joint Escrow Instructions.

(f) If at the time of termination of this escrow, Escrow Agent should have in its possession any documents, securities, or other property belonging to you, Escrow Agent shall deliver all of same to you and shall be discharged of all further obligations hereunder.

(g) Except as otherwise provided in these Joint Escrow Instructions, Escrow Agent’s duties hereunder may be altered, amended, modified, or revoked only by a writing signed by all of the parties hereto.

(h) Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by Escrow Agent to be genuine and to have been signed or presented by the proper party or parties or their assignees.  Escrow Agent shall not be personally liable for any act Escrow Agent may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for you while acting in good faith and any act done or omitted by Escrow Agent pursuant to the advice of Escrow Agent’s own attorneys shall be conclusive evidence of such good faith.

(i) Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders, judgments, decrees or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments, or decrees of any court.  In case Escrow Agent obeys or complies with any such order, judgment, or decree of any court, Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm, or corporation by reason of such compliance, notwithstanding any such order, judgment, or decree being subsequently reversed, modified, annulled, set aside, vacated, or found to have been entered without jurisdiction.

(j) Escrow Agent shall not be liable in any respect on account of the identity, authority, or rights of the parties executing or delivering or purporting to execute or deliver this Award Agreement or any documents or papers deposited or called for hereunder.

(k) Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with Escrow Agent.

(l) Escrow Agent’s responsibilities as Escrow Agent hereunder shall terminate if Escrow Agent shall cease to be the Secretary of the Company, if applicable, or if Escrow Agent shall resign by written notice to each party.  In the event of any such termination, the Company may appoint any officer or assistant officer of the Company or any other person as successor Escrow Agent and you hereby confirm the appointment of such successor or successors as your attorney-in-fact and agent to the full extent of such successor Escrow Agent’s appointment.

(m) If Escrow Agent reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

(n) It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, Escrow Agent is authorized and directed to retain in its possession without liability to anyone all or any part of such securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.

(o) By signing this Award Agreement below, Escrow Agent becomes a party hereto only for the purpose of the Joint Escrow Instructions in this Section 8; Escrow Agent does not become a party to any other rights and obligations of this Award Agreement apart from those in this Section 8.

(p) Escrow Agent shall be entitled to employ such legal counsel and other experts as Escrow Agent may deem necessary to properly advise Escrow Agent in connection with Escrow Agent’s obligations hereunder.  Escrow Agent may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.  The Company shall be responsible for all fees generated by such legal counsel in connection with Escrow Agent’s obligations hereunder.

(q) These Joint Escrow Instructions set forth in this Section 8 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  It is understood and agreed that references to “Escrow Agent” herein refer to the original Escrow Agent and to any and all successor Escrow Agents.  It is understood and agreed that the Company may at any time or from time to time assign its rights under the Award Agreement and these Joint Escrow Instructions in whole or in part.

9. Irrevocable Power of Attorney. You constitute and appoint the Company’s Secretary as attorney-in-fact and agent to transfer the Common Stock on the books of the Company with full power of substitution in the premises, and to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction contemplated herein.  This is a special power of attorney coupled with an interest (specifically, the Company’s underlying security interest in retaining the shares of Common Stock in the event you do not perform the requisite services for the Company), and is irrevocable and shall survive your death or legal incapacity.  This power of attorney is limited to the matters specified in this Award Agreement.

10. Successors and Assigns.  Except to the extent otherwise provided in this Award Agreement, the provisions of this Award Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and you, your assigns, the legal representatives and the heirs and legatees of your estate.

11. Nature of Grant.  In accepting the Award, you acknowledge that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b) the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock, or benefits in lieu of restricted stock, even if restricted stock awards have been granted repeatedly in the past;

(c) all decisions with respect to future restricted stock unit grants or other awards, if any, will be at the sole discretion of the Company;

(d) your participation in the Plan shall not create any right to continue to serve the Company or an Affiliate in the capacity in effect at the time this Award was granted or will affect the right of the Company or an Affiliate to terminate your service as a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be;

(e) you are voluntarily participating in the Plan;

(f) because you are not an employee of the Company or any Affiliate, the Award and your participation in the Plan will not be interpreted to form an employment contract with the Company or any Affiliate;

(g) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty; and

(h) in consideration of the grant of the Award, no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from termination of your Continuous Service (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release the Company and any Affiliate from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, you shall be deemed irrevocably to have waived your entitlement to pursue such claim.

12. No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or your acquisition or sale of the underlying shares of Common Stock.  You are hereby advised to consult with your own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

13. Data Privacy.  You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in the Grant Notice, this Award Agreement and any other Award materials by and among, as applicable, the Company and any Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and any Affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Awards or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

You understand that Data will be transferred to E*TRADE, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  You understand that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country.  You understand that you may request a list with the names and addresses of any potential recipients of Data by contacting your local human resources representative.  You authorize the Company E*TRADE and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan.  You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.  You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Corporate Secretary.  You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan.  For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact Company’s Corporate Secretary.

14. Electronic Delivery and Participation.  The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15. Severability. If any provision of this Award Agreement will be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision will (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited will remain in full force and effect, and (ii) not affect any other provision of this Award Agreement or part thereof, each of which will remain in full force and effect.

16. Notices. Any notice or request required or permitted under the Plan or hereunder shall be given in writing to each of the other parties hereto and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid.  All notices shall be addressed (i) if to the Company, to the attention of the Company’s general counsel at the Company’s principal office, (ii) if to Escrow Agent, to the attention of the Company’s Corporate Secretary at the Company’s principal office, and (iii) if to you, to the last address you provided to the Company.

17. Governing Plan Document.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

18. Applicable Law and Venue.  This Award Agreement shall be governed by the laws of the State of Delaware without regard to such state’s conflict of laws rules.  For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Award Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

19. Other Documents.  You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus.  In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

20. Compliance with Section 409A of the Code.  This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and the exception from the application of Code Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(6).  Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of these exceptions and is otherwise deferred compensation subject to Section 409A, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on you in respect of the shares under Section 409A of the Code.  Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

21. Language.  If you have received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

22. Appendix.  Notwithstanding any provisions in this Award Agreement, the Award shall be subject to any special terms and conditions set forth in any Appendix to this Award Agreement for your country.  Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.  The Appendix constitutes part of this Award Agreement.

23. Imposition of Other Requirements.  The Company reserves the right to impose other requirements on your participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Escrow Agent hereby acknowledges and accepts its rights and responsibilities pursuant to Section 8 above.

___________________________
Escrow Agent

                                                          ..

Appendix for the United Kingdom

Chordiant Software, Inc.
Amended and Restated 1999 Non-Employee
Directors’ Stock Option Plan

Restricted Stock Award Agreement
For Non-U.S. Directors

Withholding Obligations.  This section supplements Section 3 of the Award Agreement:

You are engaged with the Company as a Non-Employee Director on an independent contractor basis and it is your responsibility to report any income you derive from the Award and to pay any Tax-Related Items on such income.

Notwithstanding the foregoing, the terms of Section 3 remain in effect to the extent applicable.  Further, in the event that the Company or an Affiliate has a withholding obligation with respect to the Tax-Related Items, if payment or withholding of the Tax-Related Items is not made within ninety (90) days of the event giving rise to the Tax-Related Items or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected Tax-Related Items shall constitute a benefit to you on which additional income tax and national insurance contributions (“NICs”), if any, will be payable.  You will be responsible for reporting any income tax and NICs due on this additional benefit directly to Her Majesty’s Revenue and Customs under the self-assessment regime.

                                                        ..

Attachment II

Chordiant Software, Inc.
Amended and Restated 1999 Non-Employee
Directors’ Stock Option Plan

                                                    ..